Exhibit 10.99

February 12, 2020

VIA ELECTRONIC MAIL

To _____________________, a Holder of Warrants issued with the 8% Senior Secured Convertible Promissory Note due August 4, 2020

Re:	Warrants (the “Warrants”) issued with the 8% Senior Secured Convertible Promissory Notes, due August 4, 2020 (the “Notes”)

Dear Investor:

Reference is made to the Company’s Warrants issued with the Notes between Digital Ally, Inc. (the “Company”) and the investors who purchased Notes and Warrants pursuant to that certain Securities Purchase Agreement dated August 5, 2019 (the “Purchase Agreement”). All capitalized terms not defined herein shall have the meanings ascribed in the Warrants or the related Transaction Documents.

In consideration for the mutual covenants contained in the Warrants, the Company hereby agrees effective February 12, 2020, to:

a)	adjust the Exercise Price per share set forth in Section 2(b) of the Warrant to the price per Class A Unit contained in the Registration Statement No. 333-235998 (as amended, supplemented, or otherwise modified from time-to time, the “Registration Statement”) filed with the Commission Statement and as set forth on Schedule 1 attached hereto, subject to adjustment thereunder as set forth in the Amended and Restated Warrant substantially in the form attached hereto as Exhibit A;

b)	add subsequent transaction participation rights to the Warrant as set forth in the Amended and Restated Warrant substantially in the form attached hereto as Exhibit A; and

c)	acknowledge that, in accordance with Rule 144 under the Securities Act of 1933, as amended, the holding period of the Amended and Restated Warrant began on the Original Issuance Date and not to take any position contrary.

Your agreements in this letter only apply to the extent that the Lower Priced Transaction is consummated on or before February 19, 2020. This letter constitutes a limited one-time waiver of your rights with respect to the Lower Priced Transaction, and all of your rights otherwise remain in full force and effect.

As of the filing of the next amendment to the Registration Statement after February 7, 2020 with the Commission (the “Next Registration Statement Amendment”), you shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Next Registration Statement Amendment or in prior filings with the Commission. In addition, effective upon the filing of the Next Registration Statement Amendment, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and you or any of your affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that you will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide you with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without your express prior written consent. To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to you without your prior written consent, the Company hereby covenants and agrees that you shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information.

Kindly confirm your agreement with the terms of this letter agreement by completing and signing the consent and waiver set forth on the page following the undersigned’s signature block.

Should you have any questions, please feel free to contact the undersigned at (913) 232-5314 or stan.ross@digitalallyinc.com.

Thank you.

Very truly yours,

DIGITAL ALLY, INC.

By:
Name:
Title:

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_______________________, as an authorized signatory of the undersigned, hereby consents to the amendment of the Warrant as provided in this letter agreement.

Very truly yours,

By:
Name:
Title:

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Schedule 1

Price Per Class A Unit

The price per Class A Unit is $____________

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Exhibit A

Form of Amended and Restated Warrant

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